Exhibit 99.1

Daseke Announces Rightsizing of its Board of Directors

Actions in-line with strategic pivot and recently announced efforts to streamline the company

Addison, Texas — September 10, 2019 — Daseke, Inc. (NASDAQ: DSKE) (“Daseke” or the “Company”), the largest flatbed, specialized transportation and logistics solutions company in North America, today announced the voluntary resignation of two board members, Ron Gafford and Mark Sinclair, effective September 5, 2019. The Board has approved a reduction in the size of the Board from 11 to 8 directors, effective September 9, 2019.

Brian Bonner, Executive Chairman, commented, “The reduction in the size of the board is consistent with our decision to right-size our corporate overhead structure and streamline our organization.  With the addition earlier this year of Ena Williams, Chuck Serianni, and Kim Warmbier, we have refreshed Daseke’s Board with directors experienced in executing operational efficiency initiatives and managing finances for publicly traded companies. We thank Ron and Mark for their contributions, which helped make Daseke one of the fastest-growing truckload companies in North America.”

Gafford and Sinclair jointly added, “We are grateful for the opportunity to have advised Daseke through its initial growth phase, including taking it public, as the company became the largest flatbed and specialized carrier in North America. As Daseke focuses on achieving operational efficiency, we believe this is an appropriate time to step away from our advisory roles as Directors. We remain excited to see Daseke grow and succeed as it enters its next chapter.”

Current director Daniel J Hennessy was appointed to the open position of Chair of the Audit Committee effective September 6, 2019.

About Daseke, Inc.

Daseke, Inc. is the largest flatbed and specialized transportation and logistics company in North America. Daseke offers comprehensive, best-in-class services to many of the world’s most respected industrial shippers through experienced people, a fleet of approximately 6,000 tractors and 13,000 flatbed and specialized trailers, and a million-plus square feet of industrial warehousing space. For more information, please visit www.daseke.com.

Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about the Company’s goals and its business strategy and plans.

These forward-looking statements are based on information available as of the date of this release, and current expectations, forecasts and assumptions. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that the Company anticipates. Accordingly, forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date, and the Company does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. Accordingly, readers are cautioned not to place undue reliance on the forward-looking statements.

Forward-looking statements are subject to risks and uncertainties (many of which are beyond our control) that could cause actual results or outcomes to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, general economic and business risks, driver shortages and increases in driver compensation or owner-operator contracted rates, loss of senior management or key operating personnel, our ability to identify and execute future acquisitions successfully, seasonality and the impact of weather and other catastrophic events, fluctuations in the price or availability of diesel fuel, increased prices for, or decreases in the availability of, new revenue equipment and decreases in the value of used revenue equipment, the failure of any restructuring actions and cost reduction initiatives that the Company undertakes to meet the expected results, the Company’s ability to generate sufficient cash to service all of the Company’s indebtedness, restrictions in its existing and future debt agreements, increases in interest rates, changes in existing laws or regulations, including environmental and worker health safety laws and regulations and those relating to tax rates or taxes in general, the impact of governmental regulations and other governmental actions related to the Company and its operations, litigation and governmental proceedings, and insurance and claims expenses. You should not place undue reliance on these forward-looking statements. For additional information regarding known material factors that could cause our actual results to differ from those expressed in forward-looking statements, please see Daseke’s filings with the Securities and Exchange Commission, available at www.sec.gov, including Daseke’s most recent annual report on Form 10-K and quarterly reports on Form 10-Q, particularly the sections titled “Risk Factors”.

Investor Relations:

Alpha IR Group

Joseph Caminiti or Chris Hodges

312-445-2870

DSKE@alpha-ir.com